Exhibit 10.13

MEMORANDUM OF UNDERSTANDING BETWEEN KANAKARIS COMMUNICATIONS,
INC. AND ALLIANCE EQUITIES

It is hereby agreed:

1) Alliance Equities will increase the line of credit made available to Kanakaris Communications, Inc. on February 25, 1999 by 40% to $7 million. All of the same terms and conditions will apply as described in the Memorandum of Understanding of February 25, 1999.


Agreed on April 7, 1999



/S/ Alex Kanakaris                                     /S/ Richard Epstein
CEO                                                    President
Kanakaris Communications, Inc.                         Alliance Equities